Exhibit 3.1

INNOVATE BIOPHARMACEUTICALS, INC.
a Delaware corporation
(the “Corporation”)

AMENDED AND RESTATED BYLAWS

(effective as of December 5, 2018)

ARTICLE I.
MEETINGS OF STOCKHOLDERS

SECTION 1. Annual Meetings of Stockholders. The annual meeting of the stockholders of the Corporation (the “annual meeting”) shall be held on such date as shall be designated by the Board of Directors and stated in the notice of the meeting, and on any subsequent day or days to which such meeting may be adjourned, for the purposes of electing directors and of transacting such other business as may properly come before the meeting. The Board of Directors shall designate the place (if any), within or without the State of Delaware, and time for the holding of such meeting.
(a) At the annual meeting, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before the annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors pursuant to Section 4 of Article I of these Bylaws, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 1 of Article I and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 1 of Article I as to such business. Except for proposals made only pursuant to and in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person or persons calling the meeting pursuant to Section 2 of this Article I of these Bylaws. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 9 of Article I of these Bylaws.
(b) For business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, even if the matter is already the subject of any notice to the stockholders or public disclosure (as defined in Section 1(i) of Article I of these Bylaws) from the Board of Directors, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1 of Article I. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the later of (A) the ninetieth (90th) day prior to such annual meeting or (B) the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.
(c) To be in proper form for purposes of this Section 1 of Article I, a stockholder’s notice to the Secretary of the Corporation shall set forth:
(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, without limitation, if applicable, the name and address that appear on the Corporation’s books and records) and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);
(ii) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including, without limitation, due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to base on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, (F)(x) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (G) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Corporation held by such Proposing Persons, (H) any direct or indirect interest of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (I) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (J) any material transaction occurring during the prior twelve (12) months between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (K) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including, without limitation, their names) and (L) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (L) are referred to as “Disclosable Interests”); provided, however, that, for purposes of these Bylaws, Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee that is a

Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and
(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest (including, without limitation, as defined in Item 5 of Schedule 14A under the Exchange) in such business of (and any anticipated benefit from such business to) each Proposing Person, (B) the text of the proposal or business (including, without limitation, the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including, without limitation, their names) in connection with the proposal of such business by such stockholder, (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person at the meeting to propose such business, (E) a representation whether the Proposing Person intends or is part of a group that intends (1) to deliver a proxy or consent solicitation statement and/or form of proxy or consent to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies, consents or votes from stockholders in support of such proposal and (F) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this clause (iii) shall not include any disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee that is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(d) For purposes of this Section 1 of Article I, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner and (iv) any other person or entity with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).
(e) A person or entity shall be deemed to be “Acting in Concert” with another person or entity for purposes of these Bylaws if such person or entity knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person or entity where (i) each person or entity is conscious of the other person or entity’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons or entities intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person or entity shall not be deemed to be Acting in Concert with any other person or entity solely as a result of the solicitation or receipt of revocable proxies or consents from such other person or entity in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person or entity Acting in Concert with another person or entity shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person or entity.
(f) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1 of Article I shall be true and correct as of the record date for determining stockholders entitled to notice of the annual meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining stockholders entitled to notice of the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(g) Notwithstanding anything in these Bylaws to the contrary, and except as otherwise expressly provided pursuant to the Exchange Act, no business shall be conducted at an annual meeting except in accordance with this Section 1 of Article I.

Subject to paragraph (j), the presiding officer of an annual meeting shall have the power and duty (i) to determine that any business was not properly brought before the meeting in accordance with this Section 1 of Article I (including, without limitation, whether the stockholder or beneficial owner (if any) on whose behalf the business proposed to be brought before the annual meeting is made, solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies, consents or votes in support of such stockholder’s business in compliance with such stockholder’s representation as required by clause (c)(iii)(E) of this Section 1 of Article I); and (ii) if any proposed business was not proposed in compliance with this Section 1 of Article I, to declare to the meeting that any such business not properly brought before the meeting shall not be transacted.
(h) The foregoing notice requirements of this Section 1 of Article I shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of such stockholder’s intention to present a proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Nothing in this Section 1 of Article I shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(i) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(j) Notwithstanding the foregoing provisions of this Section 1 of Article I, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the annual meeting to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1 of Article I, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized to act for such stockholder as proxy at the annual meeting by a writing executed by such stockholder and delivered by such stockholder to the Corporation prior to the making of such proposal, and such person must produce such writing (or a reliable reproduction or electronic transmission of the writing) at the annual meeting.
(k) Notwithstanding the foregoing provisions of this Section 1 of Article I, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1 of Article I; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 1 of Article I (including, without limitation, paragraph (a)(iii) hereof), and compliance with paragraph (a)(iii) of this Section 1 of Article I shall be the exclusive means for a stockholder to submit business (other than, as provided in paragraph (h) of this Section 1 of Article I, business brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).

SECTION 2. Special Meetings of Stockholders. Subject to the rights of the holders of shares of any series of preferred stock of the Corporation, special meetings of the stockholders may be called at any time only by the Board of Directors pursuant to a resolution approved by an affirmative vote of a majority of the directors of the Corporation then in office, by the Chairperson of the Board of Directors, by the Chief Executive Officer of the Corporation or by the President of the Corporation, and may not be called by any other person or persons. Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting by or at the direction of the person or persons who duly called such special meeting. Upon written request of the person or persons who have duly called a special meeting, it shall be the duty of the Secretary of the Corporation to fix the date of the meeting to be held not less than ten (10) nor more than sixty (60) days after the receipt of the request and to give due notice thereof in accordance with Section 4 of this Article I. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

SECTION 3. Place of Special Meeting. Every special meeting of the stockholders shall be held at such place (if any) within or without the State of Delaware as the Board of Directors or person who has duly called a special meeting may designate.

SECTION 4. Notice of Meetings. Except as otherwise required by law, written notice of the place (if any), date and time of every meeting of the stockholders and the means of remote communications (if any) by which stockholders and proxyholders may be deemed present in person and vote at such meeting, and, in the case of all special meetings of stockholders, the purpose or purposes of the meeting, shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing such notice in the mail at least ten (10) days, but not more than sixty (60) days, prior to the day named for the meeting, addressed to each stockholder at such stockholder’s address appearing on the books of the Corporation or supplied by such stockholder to the Corporation for the purpose of notice.

SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and shall be not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of the stockholders. The Board of Directors shall not be required to close the books of the Corporation against transfers of shares during the whole or any part of such period. The initial determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of such meeting; provided, that the Board of Directors may, in its discretion, fix a new record date for the adjourned meeting.

SECTION 6. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law and filed in accordance with the procedure established for the meeting, but no such proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

SECTION 7. Quorum and Voting. Unless otherwise provided in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or required by law, a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders, and the stockholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum. Directors shall be elected by a plurality of the votes cast in the election by the holders of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For all other matters as to which no other voting requirement is specified by the General Corporation Law of the State of Delaware (the “DGCL”), the rules of any securities exchange or quotation system on which the Corporation’s securities are listed or admitted for trading, the Certificate of Incorporation or these Bylaws, the vote required for stockholder action shall be majority of the votes cast affirmatively or negatively (excluding abstentions) by the holders of shares present in person or represented by proxy at the meeting and entitled to vote thereon. The stockholders shall not have the right to cumulate their votes for the election of directors of the Corporation.

SECTION 8. Adjournment. Any annual or special meeting of the stockholders, whether or not a quorum is present, may be adjourned for any reason from time to time by the presiding officer, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

SECTION 9. Nominations for Election as a Director. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as, and to serve as, directors.
(a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person or persons calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 9 of Article I and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 9 of Article I as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors to be considered by the stockholders at an annual meeting or special meeting.

(b) For a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 1(b) of Article I of these Bylaws) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 9 of Article I. Notwithstanding anything in this paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased effective after the time period for which nominations would otherwise be due under this paragraph (b) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this paragraph (b) shall also be considered timely, but only with respect to nominees for such additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. With respect to special meetings of the stockholders, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person or persons calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at such special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 9 of Article I. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the later of (A) the ninetieth (90th) day prior to such special meeting or (B) the tenth (10th) day following the day on which public disclosure (as defined in Section 1(i) of Article I of these Bylaws) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(c) To be in proper form for purposes of this Section 9 of Article I, a stockholder’s notice to the Secretary of the Corporation shall set forth:
(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 1(c)(i) of Article I of these Bylaws) except that for purposes of this Section 9 of Article I, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1(c)(i) of Article I;
(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 1(c)(ii) of Article I, except that for purposes of this Section 9 of Article I the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1(c)(ii) of Article I and the disclosure in clause (L) of Section 1(c)(ii) of Article I shall be made with respect to the election of directors at the meeting); and

(iii) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 9 of Article I if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for the election of directors in a contested election (even if an election contest is not involved) pursuant to Section 14(a) of the Exchange Act (including, without limitation, such proposed nominee’s written consent to being named in the proxy or consent solicitation statement as a nominee and to serving as a director if elected) or that is otherwise required to be disclosed under such section, (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her affiliates or associates and any other persons with whom such proposed nominee (or any of his or her affiliates or associates) is Acting in Concert (as defined in Section 1(e) of Article I of these Bylaws), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such Nominating Person were the “registrant” for purposes of such item and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), (D) a representation that the Nominating Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person at the meeting to propose such nomination, (E) a representation whether the Nominating Person intends or is part of a group that intends (1) to deliver a proxy or consent solicitation statement and/or form of proxy or consent to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies, consents or votes from stockholders in support of such nomination and (F) a completed and signed questionnaire, representation and agreement as provided in this Section 9(g) of Article I; and
(iv) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.
(d) For purposes of this Section 9 of Article I, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner and (iv) any other person or entity with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.
(e) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 of Article I shall be true and correct as of the record date for determining stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(f) Notwithstanding anything in these Bylaws to the contrary, and except as otherwise expressly provided pursuant to the Exchange Act, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 9 of Article I. The presiding officer at any meeting of the stockholders shall have the power and duty to (a) determine that a nomination was not properly made in accordance with this Section 9 of Article I (including whether the stockholder or beneficial owner (if any) on whose behalf the nomination was made, solicited or is part of a group that solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nomination in compliance with such stockholder’s representation as required by clause (c)(iii)(E) of this Section 9 of Article I); and (b) if any proposed nomination was not made in compliance with this Section 9 of Article I to declare such determination to the meeting that the defective nomination shall be disregarded.
(g) To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (within the time periods prescribed for delivery of notice under this Section 9 of Article I) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, in each case, that has not been disclosed to the Corporation, and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, as applicable, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
(h) Notwithstanding the foregoing provisions of this Section 9 of Article I, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present the proposed nomination, such proposed nomination shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9 of Article I, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of the stockholders by a writing executed by such stockholder and delivered by such stockholder to the Corporation prior to the making of such proposal, and such person must produce such writing (or a reliable reproduction or electronic transmission of the writing) at the meeting.
(i) In addition to the requirements of this Section 9 of Article I with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

SECTION 10. No Action by Written Consent. Subject to the rights of holders of any series of preferred stock, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders. Stockholders may not act by written consent or by electronic transmission in lieu of a meeting.

ARTICLE II.
BOARD OF DIRECTORS

SECTION 1. Number of Directors. The business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. Subject to the rights of holders of any series of preferred stock, the number of directors of the Corporation shall be established from time to time by the Board of Directors; provided the Board of Directors shall consist of at least one (1) member; provided, further that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Each director shall hold office for the full term to which he or she shall have been elected and until his or her successor is duly elected and shall qualify, or until his or her earlier death, resignation, disqualification or removal. A director need not be a resident of the State of Delaware or a stockholder of the Corporation.

SECTION 2. Vacancies. Except as provided in the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or any other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director, and shall not be filled by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

SECTION 3. Removal by Stockholders. Subject to the rights of the holders of any series of preferred stock of the Corporation, the Board of Directors or any individual director may be removed from office only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.

SECTION 4. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such place or places within or without the State of Delaware, at such time and on such day as may be determined by the Board; provided, that any director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

SECTION 5. Special Meetings. Special meetings of the Board of Directors shall be held, whenever called by the Chairperson of the Board of Directors, by the Chairperson of the Executive Committee (if any), by the Chief Executive Officer, by the President, by two directors or by resolution adopted by the Board of Directors, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting delivered pursuant to Section 6 of this Article II.

SECTION 6. Notice. Notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be (a) delivered personally by hand, by courier or by telephone; (b) sent by United States first-class mail, postage prepaid; (c) sent by facsimile; or (d) sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. If the notice is (a) delivered personally by hand, by courier or by telephone, (b) sent by facsimile or (c) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him or her in writing, or if he or she shall be present at such meeting other than for purposes of objecting to the validity of the meeting.

SECTION 7. Quorum; Voting. A majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business at any meeting of the Board of Directors; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, all matters shall be decided by the vote of a majority of the directors present at a meeting at which a quorum is present.

SECTION 8. Action by Written Consent. Any action which may be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the directors or members of such committee as the case may be and shall be filed with the Secretary of the Corporation.

SECTION 9. Meetings by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 of Article II shall constitute presence in person at such meeting.

SECTION 10. Chairperson or Vice Chairpersons. The Board of Directors may designate one or more of its members to be Chairperson or Vice Chairpersons of the Board of Directors, Chairperson of the Executive Committee (if any), and Chairperson of any other committees of the Board of Directors and to hold such other positions on the Board of Directors as the Board of Directors may designate.

SECTION 11. Compensation and Reimbursement of Expenses. The directors shall receive such compensation for their services as shall be determined by the Board of Directors and may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement for attending committee meetings.

ARTICLE III.
COMMITTEES

The Board of Directors may designate one or more of its members to constitute (a) an Executive Committee which committee, during intervals between meetings of the Board of Directors, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation to the extent permitted by law; and (b) one or more additional committees such as an Audit Committee to review the Corporation’s financial statements and financial information and to act as liaison with the Corporation’s auditors, a Compensation Committee to review and propose compensation for the officers and executives of the Corporation, to the extent provided in the resolutions adopted by the Board of Directors and permitted by law, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation insofar as it pertains to the responsibilities of such committee or committees, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such additional committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolutions adopted by the Board of Directors.

ARTICLE IV.
OFFICERS

SECTION 1. Designation and Removal. The officers of the Corporation shall, if and when appointed by the Board of Directors, consist of a Chairperson of the Board of Directors, whether in an executive or non-executive capacity (provided that notwithstanding anything to the contrary contained in these Bylaws, the Chairperson of the Board of Directors shall not be deemed an officer of the Corporation unless so designated by the Board of Directors), a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary, a Treasurer, one (1) or more Vice Presidents, one or more Vice Chairpersons (provided that notwithstanding anything to the contrary contained in these Bylaws, any Vice Chairperson of the Board of Directors shall not be deemed an officer of the corporation unless so designated by the Board of Directors), one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers, one (1) or more Assistant Vice Presidents, and such other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person. All officers shall hold office until their successors are elected or appointed, except that the Board of Directors may remove any officer at any time at its discretion. The Board of Directors may empower the Chairperson of the Board of Directors, the Chief Executive Officer of the Corporation or the President of the Corporation to appoint such officers as the business of the Corporation may require, provided that notice of such appointment and its acceptance is deposited with the minutes of the Board of Directors.

Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Nothing herein shall affect such rights as an officer may have under such officer’s employment contract.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any employment contract to which the officer is a party.

SECTION 2. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Chairperson of the Board of Directors shall have such duties as may be assigned to him or her by the Board of Directors and shall preside at meetings of the Board of Directors and at meetings of the stockholders. The Vice Chairpersons shall provide guidance to the Board of Directors and either of the Vice Chairpersons may act as the Chairperson, as designated by a majority of the Board of Directors, if the Chairperson is incapacitated or otherwise unavailable. Unless another officer has been appointed Chief Executive Officer of the Corporation, the President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business, affairs, and property of the Corporation.

ARTICLE V.
SEAL

The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE VI.
CERTIFICATES OF STOCK

Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL. The shares of stock of the Corporation represented by certificates of stock shall be signed by any two authorized officers of the Corporation, and any or all such signatures may be executed in facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. Said certificates of stock shall be in such form as the Board of Directors may from time to time prescribe.

ARTICLE VII.
INDEMNIFICATION

SECTION 1. General. The Corporation shall indemnify, and advance Expenses (as this and all other capitalized words not previously defined are defined in Section 14 of this Article VII to, each Indemnitee to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit. The rights of Indemnitees provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by § 145(b) of the DGCL in Proceedings by or in the right of the Corporation and to the fullest extent permitted by § 145(a) of the DGCL in all other Proceedings.

SECTION 2. Expenses Related to Proceedings. If Indemnitee is, by reason of his or her Corporate Status, a witness in any proceeding or is a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith as a witness or party as the case may be. If Indemnitee is a party to a proceeding and is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf relating to each Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

SECTION 3. Advancement of Expenses. Each Indemnitee shall be advanced Expenses within ten (10) days after requesting them to the fullest extent permitted by § 145(c) of the DGCL.

SECTION 4. Request for Indemnification and/or Advancement of Expenses. To obtain indemnification or advancement of Expenses, Indemnitee shall submit to the Corporation a written request with such information as is reasonably available to Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request and in the case of a request for advancement of Expenses, any undertaking required by § 145(e) of the DGCL.

SECTION 5. Determination of Entitlement: No Change of Control. If there has been no Change of Control at the time the request for indemnification is sent, Indemnitee’s entitlement to indemnification shall be determined in accordance with § 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within ten (10) days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within fourteen (14) days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.

SECTION 6. Determination of Entitlement: Change of Control. If there has been a Change of Control at the time the request for indemnification is sent, Indemnitee’s entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected jointly by Indemnitee and the Board of Directors. If no Independent Counsel has been agreed to within twenty-one (21) days after either Indemnitee or the Board of Directors has first proposed a candidate for Independent Counsel, then either Indemnitee or the Board of Directors may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for appointment as Independent Counsel of a person selected by the Court.

SECTION 7. Procedures of Independent Counsel. If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article VII) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 4 of this Article VII, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him or her by clear and convincing evidence that the presumption should not apply.

Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 5 or 6 of this Article VII to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within sixty (60) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VII) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

SECTION 8. Independent Counsel Expenses. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article VII and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his or her selection until a Court has determined that such objection is without a reasonable basis or such objection is withdrawn.

SECTION 9. Adjudication. In the event that (a) a determination is made pursuant to Section 5 or 6 that Indemnitee is not entitled to indemnification under this Article VII, (b) advancement of Expenses is not timely made pursuant to Section 3 of this Article VII, (c) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (i) within ninety (90) days after being appointed by the Court, or (ii) within ninety (90) days after objections to his or her selection have been overruled by the Court, or (iii) within ninety (90) days after the time for the Corporation or Indemnitee to object to his or her selection, or (d) payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 5, 6 or 7 of this Article VII, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 of Article VII that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all provisions of this Article VII. In the event that Indemnitee, pursuant to this Section 9 of Article VII, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Article VII, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication, but only if he or she prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

SECTION 10. Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses as provided by this Article VII shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article VII or any provision thereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VII shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his or her heirs, executors and administrators.

SECTION 11. Insurance and Subrogation. To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, each director or officer shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director or officer under such policy or policies.

In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action a necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

The Corporation shall not be liable under this Article VII to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

SECTION 12. Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VII shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 13. Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of this Article VII, but without limiting Indemnitee’s rights under Section 9, no person shall be entitled to indemnification or advancement of Expenses under this Article VII with respect to any Proceeding, or any Matter therein brought or made by such person, against the Corporation.

SECTION 14. Definitions. For purposes of this Article VII:

“Change of Control” means a change in control of the Corporation after the date of adoption of these Bylaws in any one of the following circumstances: (a) there shall have occurred an event required to be reported in response to Item 6(c) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; (b) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (c) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

“Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding; provided, that such fees are actually incurred.

“Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or 2 of this Article VII by reason of his or her Corporate Status.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his or her selection or appointment has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

“Matter” is a claim, a material issue, or a substantial request for relief.

“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 9 of this Article VII to enforce his or her rights under this Article VII.

SECTION 15. Notices. Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be addressed to his or her home address unless he or she specifies otherwise and shall be personally delivered or delivered by overnight mail delivery.

SECTION 16. Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (a) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between him or her and the Corporation, (b) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions, and (c) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

ARTICLE VIII.
EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine; in each case, subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Notwithstanding the foregoing, (a) the provisions of this Article VIII will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and (b) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action against the Corporation or any director, officer, employee or agent of the Corporation and arising under the Securities Act of 1933, as amended. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. If any action the subject matter of which is within the scope of this Article VIII is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any current or former stockholder of the Corporation, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article VIII and (ii) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX.
AMENDMENTS
Subject to the limitations set forth in Section 10 of Article VII of these Bylaws and the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws. The stockholders also shall have power to adopt, alter, amend or repeal these Bylaws; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least two-thirds of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.